EXHIBIT 23.1

                               Consent of Deloitte & Touche LLP


To the Board of Directors and Stockholders of Healthcare Imaging Services, Inc.
Middletown, New Jersey

We consent to the incorporation by reference in this Registration Statement of Healthcare Imaging Services, Inc. (the "Company") on Form S-8 of the report of Deloitte & Touche LLP dated February 24, 1996, appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 1995 as amended by the Company's Form 10-K/A and Form 10-K/A-2.

/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP

New York, New York
July 22, 1996